Exhibit 99.2

CONSENT

OF

QATALYST PARTNERS LP

We hereby consent to the use in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Lam Research Corporation of our opinion dated October 20, 2015 appearing as Annex C to such joint proxy statement/prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinion of KLA-Tencor’s Financial Advisor”; “The Merger—Background of the Merger”; “The Merger—KLA-Tencor’s Reasons for the Merger; Recommendation of the KLA-Tencor Board”; “The Merger—Opinion of KLA-Tencor’s Financial Advisor”; and “The Merger—Certain Projections of Lam Research and KLA-Tencor.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

/s/ QATALYST PARTNERS LP

December 4, 2015